February 25, 2026

Management’s Assertion on Compliance with Regulation AB Criteria

Re: Assessment of Compliance for services provided pursuant to the Pooling and Servicing Agreements entered into by CWCapital Asset Management LLC as of December 31, 2025 and for the period from January 1, 2025 through December 31, 2025.

CWCapital Asset Management LLC (“CWCAM”) is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission as of December 31, 2025 and for the period from January 1, 2025 through December 31, 2025, as listed on Appendix A (“Applicable Servicing Criteria”).

CWCAM has assessed its compliance with the applicable servicing criteria as of December 31, 2025 and for the period from January 1, 2025 to December 31, 2025 (the “Reporting Period”). In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(iii), (d)(3)(i)(B), (d)(3)(i)(C), (d)(3)(i)(D), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv) of Regulation AB, which CWCAM has concluded are not applicable to the activities it performs (collectively, the “Not Applicable Criteria”). With respect to applicable servicing criteria (d)(1)(ii), (d)(2)(vi), (d)(4)(i), (d)(4)(iii), and (d)(4)(iv), CWCAM has determined that there were no occurrences of events that would require CWCAM to perform such activities. The transactions covered by this report include the securities transactions that were issued on or after January 1, 2005 for which CWCAM acted as the special servicer listed in Appendix B (the “Platform”).

Based on such assessment, management believes, as of December 31, 2025 and for the Reporting Period, the following:

1) CWCAM has determined that the Not Applicable Criteria are in fact not applicable to the activities it performs with respect to the Platform.

2) CWCAM has complied in all material respects with the Applicable Servicing Criteria set forth in Item 1122.

CohnReznick LLP, an independent registered public accounting firm, has issued an attestation report on CWCAM’s management’s assessment of compliance with the Applicable Servicing Criteria as of December 31, 2025 and for the period from January 1, 2025 through December 31, 2025.

CWCapital Asset Management LLC

By	/s/ David B. Iannarone David B. Iannarone Chief Executive Officer	Date: February 25, 2026
By:	/s/ Bruce Cunningham Bruce Cunningham Chief Financial Officer	Date: February 25, 2026

Appendix A

Applicable Servicing Criteria

Relevant Servicing Criteria
Reference	Criteria	CWCAM
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Applicable
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	Not Applicable
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Applicable
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Applicable
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Applicable
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately	Applicable

maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Applicable
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Applicable
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicable
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(A) Applicable (B) Not Applicable (C) Not Applicable (D) Not Applicable
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not Applicable

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Not Applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not Applicable
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Applicable
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Applicable
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Applicable
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

Applicable
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not Applicable
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction	Applicable

agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Not Applicable
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

Not Applicable
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not Applicable
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Not Applicable
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not Applicable
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Not Applicable

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not Applicable

Appendix B

Platform

AHPT 2024-ATRM	COMM 2015-CCRE26	MHP 2021-STOR
AHPT 2025-ATRM	COMM 2016-CCRE28	MLCFC 2006-1
Aventura 2018-AVM	COMM 2016-DC2	MLCFC 2007-5
BAHA 2024-MAR	COMM 2019-GC44	MLMT 2006-C1
BANC 2019-CRE5	COMM 2022-HC	MOFT 2020-ABC
BANK 2020-BNK25	CORE 2019-CORE	MSBAM 2013-C12
BANK 2020-BNK27	CPTS 2019-CPT	MSBAM 2015-C27
BANK 2021-BNK37	CSAIL 2017-CX10	MSC 2013-ALTM
BANK 2022-BNK40	CSAIL 2017-C8	MSC 2019-PLND
BANK5 2023-5YR1	CSMC 2014-USA	MSC 2021-ILP
BANK5 2023-5YR2	DBJPM 2020-C9	MSC 2024-BPR2
BBCMS 2025-C35	DBUBS 2011-LC3	MSCI 2016-UBS9
BENCHMARK 2018-B4	DCOT 2019-MTC	NRTH 2025-Park
BENCHMARK 2018-B8	DROP 2021-FILE	NOHT 2019-HNLA
BENCHMARK 2021-B23	ELMCL 2024-GTWY	ONE 2021-PARK
BHMS 2018-ATLS	EQUS 2021-EQAZ	OPG 2021-PORT
BLP 2023-IND	GSMS 2014-GC22	PKHL 2021-MF
BMARK 2018-B2	GSMS 2015-GC32	SDR 2024-DSNY
BMARK 2019-B12	GSMS 2020-GC45	SMR 2022-IND
BMARK 2021-B30	GSMS 2021-STAR	SREIT 2021-FLWR
BMARK 2025-B41	HGI 2022-FL3	SREIT 2021-MFP
BMO 2022-C1	HILT 2016-HHV	SREIT 2021-PALM
BMO 2024-5C5	HTL CMT 2024-T53	Texas 2025-TWR
BPR 2021-NRD	Hudson Yards 2019-55HY	VNDO 2016-350P
BPR 2022-SSP	INFN 2025-1	WBCMT 2006-C23
BSCMS 2007-PWR18	JPMBB 2013-C15	WBCMT 2006-C28
BSCMS 2007-TOP26	JPMBB 2014-C26	WBHT 2019-WBM
BSTN 2025-HUB	JPMBB 2015-C33	WFCM 2016-C35
BX 2017-CQHP	JPMC 2006-CIBC17	WFCM 2016-NXS6
BX 2024-PALM	JPMCC 2013-C10	WFCM 2018-1745
BX 2025-BI03	JPMCC 2014-DSTY	WFCM 2019-JWDR
CF 2019-CF1	JPMCC 2017-JP7	WFCM 2021-C61
CFCRE 2016-C3	JPMCC 2018-ASH8	WFCM 2024-SVEN
CGCMT 2016-P4	JPMCC 2019-ICON UES	WFCM 2025-B33 RP
CGCMT 2016-P6	JPMCC 2020-NNN	WFCM 2025-5C7
CGCMT 2020-GC46	JPMCC 2021-MHC	WFCM 2025-HI
COBALT 2007-C2	JPMDB 2017-C5	WFRBS 2013-C11
COMM 2013-CCRE11	LBA 2024-BOLT	WFRBS 2013-C15
COMM 2014-CCRE20	LBUBS 2006-C6	WFRBS 2014-C23
COMM 2014-UBS5	MHC 2021-MHC	WFRBS 2014-C25
COMM 2015-CCRE25	MHC 2021-MHC2